Exhibit 99.1

FOR IMMEDIATE RELEASE	Contacts:	Media Relations Tina Barry, (972) 673-7931 Greg Artkop, (972) 673-8470

Investor Relations Carolyn Ross, (972) 673-7935
DR PEPPER SNAPPLE GROUP REPORTS THIRD QUARTER 2011 RESULTS
Net sales increased 5% for the quarter; reported diluted earnings per share were $0.71.
Year-to-date, the company repurchased $425 million of its common stock.
Full year 2011 reported diluted EPS still expected to be in the $2.70 to $2.78 range.

Plano, TX, Oct. 26, 2011 - Dr Pepper Snapple Group, Inc. (NYSE: DPS) reported third quarter 2011 diluted earnings of $0.71 per share compared to $0.60 per share in the prior year period. Year-to-date, the company reported earnings of $1.97 per diluted share compared to $1.68 per share in the prior year period. Excluding a separation-related foreign deferred tax charge, diluted earnings per share in the prior year-to-date period were $1.73.

For the quarter, reported net sales increased 5%. Price/mix added approximately 3 percentage points to net sales growth while revenue recognized under The Coca-Cola Company (Coca-Cola) licensing agreements and the favorable impact of repatriated brands added approximately 1 percentage point. Reported segment operating profit (SOP) increased 8% as net sales growth, the absence of strike-related costs from the prior year and supply chain productivity and other benefits from rapid continuous improvement more than offset higher packaging and ingredient costs. Foreign currency added 1 percentage point each to net sales and SOP growth. Reported income from operations for the quarter was $261 million, including $11 million of unrealized mark-to-market losses on commodity hedging. Reported income from operations was $260 million in the prior year period, including $4 million of unrealized mark-to-market gains.

Year-to-date, reported net sales increased 5% and reported income from operations was $753 million compared to $757 million in the prior year period. Net income was $440 million compared to $416 million in the prior year period.

DPS President and CEO Larry Young said, “As we continue to operate in challenging times, I remain pleased with the performance of our portfolio. Our teams are committed to executing our focused strategy with the goal of providing value to our customers while managing price, mix and productivity to offset higher input costs. The national launch of Dr Pepper TEN is bringing excitement and energy to the Dr Pepper trademark, and we are continuing to build per capita consumption with new fountain availabilities and cold drink placements. Our rapid continuous improvement efforts are gaining traction across the organization, and we're beginning to experience meaningful results.”

Diluted EPS reconciliation	Third Quarter			Year-to-Date
	2011	2010	Percent Change	2011	2010	Percent Change
Diluted reported EPS	$0.71	$0.60	18	$1.97	$1.68	17
Items affecting comparability
- Foreign deferred tax charge	—	—		—	0.05
Diluted EPS excluding certain items	$0.71	$0.60	18	$1.97	$1.73	14
EPS — earnings per share
Net sales and SOP in commentary below are presented on a currency neutral basis. For a reconciliation of non-GAAP to GAAP measures see page A-5 accompanying this release.

Summary of 2011 results	As Reported		Currency Neutral
(Percent change)	Third		Third
	Quarter	YTD	Quarter	YTD
BCS Volume	(1)	0	(1)	0
Sales Volume	1	1	1	1
Net Sales	5	5	4	5
SOP	8	1	7	0
BCS — bottler case sales
BCS Volume
For the quarter, BCS volume declined 1% with carbonated soft drinks (CSDs) flat to prior year and non-carbonated beverages (NCBs) down 5%.

In CSDs, Sun Drop added 2 million cases, Canada Dry volume grew double digits and Squirt grew low-single digits. Dr Pepper volume was flat. Crush and Sunkist soda declined double digits while 7UP and A&W grew low-single digits. Fountain foodservice volume grew 4%.

In NCBs, Clamato volume grew double-digits and Snapple grew 2%. Both Hawaiian Punch and Mott's volume declined as net pricing increased, driving sales dollar increases for both brands. Aguafiel also declined double-digits.

By geography, U.S. and Canada CSD volume was flat while NCB volume declined 5%. In Mexico and the Caribbean, CSD volume grew 4% while NCB volume declined 6%.

Year-to-date through September and across all measured channels, as reported by The Nielsen Company, U.S. CSD dollar share declined 0.2 percentage points.

Sales volume
For the quarter, sales volume increased 1% with branded sales volume flat and contract manufacturing up double-digits.

2011 Segment results	As Reported
(Percent Change)	Third Quarter			Year-to-Date
	Sales	Net		Sales	Net
	Volume	Sales	SOP	Volume	Sales	SOP
Beverage Concentrates	(2)	5	8	(2)	4	6
Packaged Beverages	4	5	5	4	5	(5)
Latin America Beverages	2	8	67	4	13	10
Total	1	5	8	1	5	1

2011 Segment results	Currency Neutral
(Percent Change)	Third Quarter			Year-to-Date
	Sales	Net		Sales	Net
	Volume	Sales	SOP	Volume	Sales	SOP
Beverage Concentrates	(2)	5	7	(2)	3	5
Packaged Beverages	4	4	4	4	5	(7)
Latin America Beverages	2	4	43	4	7	(3)
Total	1	4	7	1	5	0

Beverage Concentrates
Net sales for the quarter increased 5% reflecting low-single digit price increases and revenue recognized under the Coca-Cola licensing agreements, partially offset by the impact of repatriated brands. SOP increased 7% reflecting net sales growth and lower marketing investments.

Packaged Beverages
Net sales for the quarter were up 4% reflecting price increases and 1 percentage point of growth from brands repatriated under the Coca-Cola licensing agreements. SOP increased 4% reflecting net sales growth, the absence of $15 million of strike-related costs from the prior year and ongoing supply chain productivity benefits. This was partially offset by higher packaging and ingredient costs.

Latin America Beverages
Net sales for the quarter increased 4% reflecting low-single digit price increases, favorable product mix and 2% volume growth. Net sales growth was partially offset by a $3 million classification change of certain customer transportation allowances previously recorded as selling, general and administrative expenses. SOP increased 43% reflecting net sales growth, partially offset by higher packaging, ingredient and transportation costs.

Corporate and other items
For the quarter, corporate costs totaled $82 million, including $11 million of unrealized commodity-related mark-to-market losses. Corporate costs in the prior year period were $63 million including $4 million of unrealized commodity-related mark-to-market gains.

For the quarter, productivity investments recorded in the segments, as well as corporate, were $1 million compared to $7 million in the prior year period.

Net interest expense decreased by $2 million compared to the prior year.

For the quarter, the effective tax rate was 34.7% including a $5 million benefit related to the PepsiCo, Inc. (PepsiCo) and Coca-Cola transactions.

Cash flow
Year-to-date, the company generated $580 million of cash from operating activities. Capital spending totaled $148 million. The company returned $608 million to shareholders in the form of stock repurchases ($425 million) and dividends ($183 million).

2011 full year guidance
The company continues to expect full year reported net sales to increase 3% to 5% and diluted earnings per share to be in the $2.70 to $2.78 range.

Packaging and ingredient costs are expected to increase COGS between 7% and 9% on a constant volume/mix basis. Additionally, the company expects transportation costs to increase selling, general and administrative expenses by approximately $35 million.

The tax rate is expected to be approximately 35%, including an $18 million benefit related to the PepsiCo and Coca-Cola transactions.

The company now expects capital spending to be approximately 4% of net sales.

Impact of the Coca-Cola Company licensing agreements
In October 2010, the company completed its licensing agreements with Coca-Cola. Under the new agreements, Coca-Cola began distributing Dr Pepper in the U.S. and Canada Dry in the Northeast U.S. where they were previously distributed by Coca-Cola Enterprises (CCE). These agreements have an initial term of 20 years, with 20-year renewal periods, and require Coca-Cola to meet certain performance conditions. Coca-Cola will distribute Canada Dry, and C'Plus in Canada, will offer Dr Pepper and Diet Dr Pepper in local fountain accounts previously serviced by CCE and will include Dr Pepper and Diet Dr Pepper on its Freestyle fountain dispenser.

Additionally, effective January 2011, in certain U.S. territories where it has a manufacturing and distribution footprint, the company began selling Squirt, Canada Dry, Schweppes and Cactus Cooler, which were previously sold by CCE.

The one-time cash payment of $715 million was received in October 2010, was recorded as deferred revenue and is being recognized as net sales over 25 years. The company recognized $7 million of revenue in the third quarter of 2011.

Definitions
Bottler case sales (BCS) volume: Sales of finished beverages, in equivalent 288 fluid ounce cases, sold by the company and its bottling partners to retailers and independent distributors and excludes contract manufacturing volume. Volume for products sold by the company and its bottling partners is reported on a monthly basis, with the third quarter comprising July, August and September.

Sales volume: Sales of concentrates and finished beverages, in equivalent 288 fluid ounce cases, shipped by the company to its bottlers, retailers and independent distributors and includes contract manufacturing volume.

Pricing refers to the impact of list price changes.

Unrealized mark-to-market - We recognize the change in the fair value of open commodity derivative positions between periods in corporate unallocated expenses, as these instruments do not qualify for hedge accounting treatment. As the underlying commodity is delivered, the realized gains and losses are subsequently reflected in the segment results.

Forward-looking statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, in particular, statements about future events, future financial performance including earnings estimates, plans, strategies, expectations, prospects, competitive environment, regulation, and cost and availability of raw materials. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words "may," "will," "expect," "anticipate," "believe," "estimate," "plan," "intend" or the negative of these terms or similar expressions. These forward-looking statements have been based on our current views with respect to future events and financial performance. Our actual financial performance could differ materially from those projected in the forward-looking statements due to the inherent uncertainty of estimates, forecasts and projections, and our financial performance may be better or worse than anticipated. Given these uncertainties, you should not put undue reliance on any forward-looking statements. All of the forward-looking statements are qualified in their entirety by reference to the factors discussed under "Risk Factors" in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2010, and our other filings with the Securities and Exchange Commission. Forward-looking statements represent our estimates and assumptions only as of the date that they were made. We do not undertake any duty to update the forward-looking statements, and the estimates and assumptions associated with them, after the date of this release, except to the extent required by applicable securities laws.

Conference Call
At 10 a.m. (CDT) today, the company will host a conference call with investors to discuss third quarter results and the outlook for 2011. The conference call and slide presentation will be accessible live through DPS's website at http://www.drpeppersnapple.com and will be archived for replay for a period of 14 days.

In discussing financial results and guidance, the company may refer to certain non-GAAP measures. Reconciliations of any such non-GAAP measures to the most directly comparable financial measures in accordance with GAAP can be found on page A-5 accompanying this release and under "Financial Press Releases" on the company's website at http://www.drpeppersnapple.com in the "Investors" section.

About Dr Pepper Snapple Group
Dr Pepper Snapple Group, Inc. (NYSE: DPS) is the leading producer of flavored beverages in North America and the Caribbean. Our success is fueled by more than 50 brands that are synonymous with refreshment, fun and flavor. We have 6 of the top 10 non-cola soft drinks, and 9 of our 12 leading brands are No. 1 in their flavor categories. In addition to our flagship Dr Pepper and Snapple brands, our portfolio includes Sunkist soda, 7UP, A&W, Canada Dry, Crush, Mott's, Squirt, Hawaiian Punch, Peñafiel, Clamato, Schweppes, Venom Energy, Rose's and Mr & Mrs T mixers. To learn more about our iconic brands and Plano, Texas-based company, please visit www.drpeppersnapple.com.

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DR PEPPER SNAPPLE GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three and Nine Months Ended September 30, 2011 and 2010
(Unaudited, in millions except per share data)

	For the		For the
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Net sales	$1,529	$1,457	$4,442	$4,224
Cost of sales	672	600	1,881	1,689
Gross profit	857	857	2,561	2,535
Selling, general and administrative expenses	559	564	1,704	1,682
Depreciation and amortization	31	32	95	95
Other operating expense (income), net	6	1	9	1
Income from operations	261	260	753	757
Interest expense	30	31	85	94
Interest income	(1)	—	(2)	(2)
Other (income) expense, net	(4)	(2)	(9)	(7)
Income before provision for income taxes and equity in earnings of unconsolidated subsidiaries	236	231	679	672
Provision for income taxes	82	87	240	257
Income before equity in earnings of unconsolidated subsidiaries	154	144	439	415
Equity in earnings of unconsolidated subsidiaries, net of tax	—	—	1	1
Net income	$154	$144	$440	$416
Earnings per common share:
Basic	$0.71	$0.61	$2.00	$1.70
Diluted	0.71	0.60	1.97	1.68
Weighted average common shares outstanding:
Basic	216.0	238.0	220.5	245.1
Diluted	218.2	240.4	222.9	247.3
Cash dividends declared per common share	$0.32	$0.25	$0.89	$0.65

DR PEPPER SNAPPLE GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
As of September 30, 2011 and December 31, 2010
(Unaudited, in millions except share and per share data)

	September 30,	December 31,
	2011	2010
Assets
Current assets:
Cash and cash equivalents	$651	$315
Accounts receivable:
Trade, net	541	536
Other	48	35
Inventories	260	244
Deferred tax assets	80	57
Prepaid expenses and other current assets	115	122
Total current assets	1,695	1,309
Property, plant and equipment, net	1,121	1,168
Investments in unconsolidated subsidiaries	11	11
Goodwill	2,981	2,984
Other intangible assets, net	2,676	2,691
Other non-current assets	574	552
Non-current deferred tax assets	131	144
Total assets	$9,189	$8,859
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$878	$851
Deferred revenue	65	65
Current portion of long-term obligations	401	404
Income taxes payable	382	18
Total current liabilities	1,726	1,338
Long-term obligations	2,210	1,687
Non-current deferred tax liabilities	722	1,083
Non-current deferred revenue	1,464	1,515
Other non-current liabilities	811	777
Total liabilities	6,933	6,400
Commitments and contingencies
Stockholders' equity:
Preferred stock, $.01 par value, 15,000,000 shares authorized, no shares issued	—	—
Common stock, $.01 par value, 800,000,000 shares authorized, 214,355,873 and 223,936,156 shares issued and outstanding for 2011 and 2010, respectively	2	2
Additional paid-in capital	1,708	2,085
Retained earnings	643	400
Accumulated other comprehensive loss	(97)	(28)
Total stockholders' equity	2,256	2,459
Total liabilities and stockholders' equity	$9,189	$8,859

DR PEPPER SNAPPLE GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Nine Months Ended September 30, 2011 and 2010
(Unaudited, in millions)

	For the
	Nine Months Ended
	September 30,
	2011	2010
Operating activities:
Net income	$440	$416
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	148	137
Amortization expense	19	28
Amortization of deferred financing costs	4	4
Amortization of deferred revenue	(49)	(22)
Employee stock-based compensation expense	24	21
Deferred income taxes	(361)	44
Loss (gain) on property and intangible assets, net	8	3
Other, net	4	12
Changes in assets and liabilities:
Trade and other accounts receivable	(27)	9
Inventories	(19)	(21)
Other current and non-current assets	(21)	(62)
Accounts payable and accrued expenses	26	73
Income taxes payable	382	2
Current and non-current deferred revenue	—	900
Other non-current liabilities	2	(5)
Net cash provided by operating activities	580	1,539
Investing activities:
Purchase of property, plant and equipment	(148)	(170)
Investments in unconsolidated subsidiaries	—	(1)
Proceeds from disposals of property, plant and equipment	2	16
Other, net	—	4
Net cash used in investing activities	(146)	(151)
Financing activities:
Proceeds from senior unsecured notes	500	—
Repayment of senior unsecured credit facility	—	(405)
Repurchase of shares of common stock	(425)	(910)
Dividends paid	(183)	(136)
Proceeds from stock options exercised	12	5
Excess tax benefit on stock-based compensation	9	2
Other, net	(5)	(3)
Net cash used in financing activities	(92)	(1,447)
Cash and cash equivalents — net change from:
Operating, investing and financing activities	342	(59)
Effect of exchange rate changes on cash and cash equivalents	(6)	3
Cash and cash equivalents at beginning of period	315	280
Cash and cash equivalents at end of period	$651	$224
Supplemental cash flow disclosures of non-cash investing and financing activities:
Capital expenditures included in accounts payable	$32	$36
Dividends declared but not yet paid	69	60
Supplemental cash flow disclosures:
Interest paid	$42	$67
Income taxes paid	198	191

DR PEPPER SNAPPLE GROUP, INC.
OPERATIONS BY OPERATING SEGMENT
For the Three and Nine Months Ended September 30, 2011 and 2010
(Unaudited, in millions)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2011	2010	2011	2010
Segment Results – Net sales
Beverage Concentrates	$292	$278	$868	$837
Packaged Beverages	1,132	1,082	3,252	3,102
Latin America Beverages	105	97	322	285
Net sales	$1,529	$1,457	$4,442	$4,224

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2011	2010	2011	2010
Segment Results – SOP
Beverage Concentrates	$196	$182	$567	$535
Packaged Beverages	143	136	391	413
Latin America Beverages	10	6	34	31
Total SOP	349	324	992	979
Unallocated corporate costs	82	63	230	221
Other operating expense (income), net	6	1	9	1
Income from operations	261	260	753	757
Interest expense, net	29	31	83	92
Other (income) expense, net	(4)	(2)	(9)	(7)
Income before provision for income taxes and equity in earnings of unconsolidated subsidiaries	$236	$231	$679	$672

DR PEPPER SNAPPLE GROUP, INC.
RECONCILIATION OF GAAP AND NON-GAAP INFORMATION
For the Three and Nine Months Ended September 30, 2011 and 2010
(Unaudited)
The company reports its financial results in accordance with U.S. GAAP. However, management believes that certain non-GAAP measures, that reflect the way management evaluates the business, may provide investors with additional information regarding the company’s results, trends and ongoing performance on a comparable basis. Specifically, investors should consider the following with respect to our quarterly results:
Net sales and Segment Operating Profit, as adjusted: Net sales and Segment Operating Profit are on a currency neutral basis.

	For the Three Months Ended September 30, 2011
	Beverage	Packaged	Latin America
Percent change	Concentrates	Beverages	Beverages	Total
Reported net sales	5%	5%	8%	5%
Impact of foreign currency	—%	(1)%	(4)%	(1)%
Net sales, as adjusted	5%	4%	4%	4%

	For the Three Months Ended September 30, 2011
	Beverage	Packaged	Latin America
Percent change	Concentrates	Beverages	Beverages	Total
Reported segment operating profit	8%	5%	67%	8%
Impact of foreign currency	(1)%	(1)%	(24)%	(1)%
Segment operating profit, as adjusted	7%	4%	43%	7%

	For the Nine Months Ended September 30, 2011
	Beverage	Packaged	Latin America
Percent change	Concentrates	Beverages	Beverages	Total
Reported net sales	4%	5%	13%	5%
Impact of foreign currency	(1)%	—%	(6)%	—%
Net sales, as adjusted	3%	5%	7%	5%

	For the Nine Months Ended September 30, 2011
	Beverage	Packaged	Latin America
Percent change	Concentrates	Beverages	Beverages	Total
Reported segment operating profit	6%	(5)%	10%	1%
Impact of foreign currency	(1)%	(2)%	(13)%	(1)%
Segment operating profit, as adjusted	5%	(7)%	(3)%	—%

EPS excluding certain items: The tables below provide reconciliations of the reported to the adjusted diluted earnings per share (EPS) for the three and nine months ended September 30, 2011 and 2010.

	For the Three Months Ended September 30,			For the Nine Months Ended September 30,
	2011	2010	% Change	2011	2010	% Change
Reported Diluted EPS	$0.71	$0.60	18%	$1.97	$1.68	17%
Foreign deferred tax charge	—	—		—	0.05
Diluted EPS, excluding certain items	$0.71	$0.60	18%	$1.97	$1.73	14%